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                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant |X|
Filed by a party other than the registrant |_|


Check the appropriate box:
|_|   Preliminary proxy statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive proxy statement
|_|   Definitive additional materials
|X|   Soliciting material pursuant to Section 240.14a-12


                            WEST ESSEX BANCORP, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
|X|    No fee required.
|_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)    Title of each class of securities to which transaction applies:
                     N/A
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(2)    Aggregate number of securities to which transactions applies:
                     N/A
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(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                     N/A
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(4)    Proposed maximum aggregate value of transaction:
                     N/A
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(5)    Total Fee paid:
                     N/A
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|_|    Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:
                     N/A
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(2)   Form, schedule or registration statement no.:
                     N/A
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(3) Filing party:
                     N/A
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(4)   Date filed:
                     N/A
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NEWS RELEASE


FOR IMMEDIATE RELEASE
September 11, 2002


                           Contact: Dennis A. Petrello, Senior Executive Vice President and Chief Financial Officer West Essex Bancorp, Inc.
                                       (973) 226-7911


          WEST ESSEX BANCORP, INC. ANNOUNCES APPROVAL OF AGREEMENT AND
                   PLAN OF MERGER WITH KEARNY FINANCIAL CORP.

      Caldwell, NJ, September 11, 2002 - West Essex Bancorp, Inc. ("West Essex Bancorp") announced today that Kearny Financial Corp., Kearny, New Jersey ("Kearny") and West Essex Bancorp have entered into an Agreement and Plan of Merger (the "Agreement") pursuant to which West Essex Bancorp will merge with and into Kearny. Kearny is the parent company of Kearny Federal Savings Bank, a federally-chartered savings bank, and is a federally-chartered mid-tier holding company and wholly-owned subsidiary of Kearny MHC, a federally-chartered mutual holding company. West Essex Bancorp is the parent company of West Essex Bank, a federally-chartered stock savings bank, and is a federally-chartered mid-tier holding company and wholly-owned subsidiary of West Essex Bancorp M.H.C. ("West Essex MHC"), a federally-chartered mutual holding company. Pursuant to the Agreement, the mutual holding company structure of West Essex MHC will be eliminated and West Essex Bank will ultimately merge with and into Kearny Federal Savings Bank. The stockholders of West Essex Bancorp other than West Essex MHC (the "Public Stockholders") will receive $35.10 in cash in exchange for each share of common stock.

      The transaction is subject to several conditions, including the receipt of regulatory approvals and the approval of the stockholders of West Essex Bancorp. In connection with the transaction, Kearny Federal Savings Bank will appoint Mr. Leopold W. Montanaro, Chairman, President and Chief Executive Officer of West Essex Bancorp to its board of directors and will establish a West Essex Advisory Board of Directors, which will include all the remaining directors of West Essex Bank. The depositors of West Essex Bank will become depositors of Kearny Federal Savings Bank. The common stock of West Essex Bancorp currently trades on the Nasdaq National Market under the symbol "WEBK."

      Mr. Montanaro, stated, "We are very excited about becoming part of Kearny. We believe this type of transaction allows our Public Stockholders to receive a significant premium for their stock while our depositors retain their membership rights in Kearny. The combination of Kearny Federal Savings Bank and West Essex Bank will ultimately create a substantial franchise in the


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New Jersey market and enable West Essex customers to continue to enjoy superior banking services with an enlarged branch network and expanded services."

      John N. Hopkins, President and Chief Executive Officer of Kearny Federal Savings Bank, stated, "Kearny Federal Savings Bank has continued to expand and grow its franchise during the past several years through mergers, acquisitions of branch offices and internal expansion. We believe that the acquisition of West Essex Bank will enable Kearny Federal Savings to continue to expand its franchise. Upon completion of this merger and another with Pulaski Savings Bank that was announced in January 2002, we will have a total of twenty-five offices. Kearny Federal Savings Bank will be able to offer expanded services and a larger network of branches and ATMs to all of its current customers, and those of Pulaski Savings Bank and West Essex Bank. West Essex Bank is a community-oriented local financial institution, as are Kearny Federal Savings and Pulaski Savings."

      Kearny Federal Savings Bank currently operates ten offices in Hudson, Bergen, Passaic, and Morris Counties, New Jersey. As of June 30, 2002, Kearny Financial Corp. had total assets of $1.3 billion, deposits totaling $1.0 billion and capital of $227 million. As of June 30, 2002, West Essex Bancorp had total assets of $390.3 million, deposits of $246.4 million and stockholders' equity of $50.8 million. West Essex currently operates out of its headquarters and eight bank branches located in the cities of Caldwell, Pine Brook, Franklin Lakes, Northvale, Old Tappan, West Orange and River Vale.

      Investors and security holders are advised to read the proxy statement and other documents related to the Kearny and West Essex merger when they become available and any amendments to these documents when they become available because they will contain important information. Investors and security holders may obtain these documents free of charge, when available, and other documents filed by West Essex Bancorp with the Securities and Exchange Commission at the SEC's Internet web site (www.sec.gov). These documents may be obtained for free from West Essex Bancorp by directing such request to West Essex Bancorp, Inc., Investor Relations Department, 417 Bloomfield Avenue, Caldwell, New Jersey 07006, telephone (973) 226-7911.

      West Essex Bancorp and its directors intend to solicit proxies from West Essex Bancorp shareholders in favor of the merger. The names of the directors of West Essex Bancorp and information regarding their security holdings may be obtained for free from West Essex Bancorp by directing such request to West Essex Bancorp, Inc., Investor Relations Department, 417 Bloomfield Avenue, Caldwell, New Jersey 07006, telephone (973) 226-7911.